Exhibit 99.2

GameStop and Electronics Boutique Stockholders Approve Merger; Strategic Acquisition Positions GameStop as a Leading Global Video Game Retailer

GRAPEVINE, Texas, Oct 06, 2005 (BUSINESS WIRE) -- GameStop Corp.
(NYSE:GME)(NYSE:GME.B) and Electronics Boutique Holdings Corp. (Nasdaq:ELBO) announced today that stockholders, at separate stockholders' meetings of both companies, approved the business combination between GameStop and Electronics Boutique.

The companies expect the business combination to close on October 8, 2005 and trading of Class A and Class B common stock of GSC Holdings Corp. (to be renamed GameStop Corp.) to begin on October 10, 2005 on the New York Stock Exchange under the symbols "GME" and "GME.B", respectively.

"This merger combines two of the fastest-growing video game retailers and positions GameStop for long-term leadership domestically and internationally," indicated R. Richard Fontaine, Chairman and Chief Executive Officer of GameStop. "Bringing together GameStop and Electronics Boutique creates a wealth of growth opportunities, as well as important cost and selling synergies maximizing stockholder value."

"We are proud of Electronics Boutique employees, whose world-class capabilities have enabled us to deliver outstanding performance," said Jeffrey Griffiths, President and Chief Executive Officer of Electronics Boutique Holdings Corp. "As we become one organization, I am also pleased that our stockholders will have the opportunity to participate in GameStop's continued long-term growth in this fast-growing specialty retail sector."

Additional Information about This Transaction

GSC Holdings Corp. has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 (Registration No. 333-125161) containing a joint proxy statement-prospectus regarding the proposed transaction involving GameStop and Electronics Boutique. GameStop and Electronics Boutique mailed the definitive joint proxy statement-prospectus to their respective security holders on or about September 7, 2005. Investors are urged to read the definitive joint proxy statement-prospectus regarding the proposed transaction as it contains important information. Stockholders may obtain a free copy of the definitive joint proxy statement-prospectus, as well as other filings containing information about GSC Holdings Corp., GameStop Corp. and Electronics Boutique Holdings Corp., without charge, at the SEC's Internet site at http://www.sec.gov. You may also obtain these documents from the respective websites of each of GameStop and Electronics Boutique at http://www.gamestop.com/investor-relations and http://www.ebholdings.com. Copies of the definitive joint proxy statement-prospectus and the SEC filings that are incorporated by reference in the definitive joint proxy statement-prospectus can also be obtained, without charge, by directing a request to GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051, Attention: Investor Relations, or to Electronics Boutique Holdings Corp., 931 South Matlack Street, West Chester, Pennsylvania 19382, Attention: Investor Relations. This press release shall not constitute an offer to sell or a solicitation of an offer to purchase any securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About GameStop Corp.

Headquartered in Grapevine, Texas, GameStop Corp. (NYSE:GME) (NYSE:GME.B) is one of the nation's largest video game and entertainment software retailers. The company operates 1,980 retail stores throughout the 50 states, the District of Columbia, Puerto Rico, Ireland and the United Kingdom, primarily under the GameStop(R) brand. In addition, the company owns a commerce-enabled Web property, GameStop.com, and Game Informer(R) magazine, a leading video and computer game publication.

GameStop Corp. sells the most popular new software, hardware and game accessories for the PC and next generation video game systems from Sony, Nintendo, and Microsoft. In addition, the company sells computer and video game magazines and strategy guides, action figures and other related merchandise to more than 30 million customers.

General information on GameStop Corp. can be obtained via the Internet by visiting the company's corporate website:
http://www.gamestop.com/investor-relations/.

About Electronics Boutique Holdings Corp.

Electronics Boutique, a Fortune 1000 company, is a leading global retailer dedicated exclusively to video game hardware and software, PC entertainment software, accessories and related products. As of July 30, 2005, the company operated 2,280 stores in the United States, Australia, Canada, Denmark, Finland, Germany, Italy, New Zealand, Norway, Puerto Rico, Spain and Sweden -- primarily under the names EB Games and Electronics Boutique. The company operates an e-commerce website at http://www.ebgames.com. Additional company information is available at http://www.ebholdings.com.

SAFE HARBOR

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving GameStop and Electronics Boutique, including future financial and operating results, the new company's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of GameStop's and Electronics Boutique's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; and competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that could cause GameStop's and Electronics Boutique's results to differ materially from those described in the forward-looking statements can be found in the Annual Reports on Forms 10-K/A of GameStop and Electronics Boutique for the fiscal year ended January 29, 2005 filed with the SEC and available at the SEC's Internet site at http://www.sec.gov.